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                                                                           10.25

                    CONSULTING AND NON-COMPETITION AGREEMENT

     CONSULTING AND NON-COMPETITION AGREEMENT (the "Agreement") made as of this 28th day of May, 1992 by and between GARDEN STATE NUTRITIONALS, INC. (the "Company"), a New Jersey corporation having its principal office and place of business at 100 Lehigh Drive, Fairfield, New Jersey 07006 and EARL WEISMAN ("Weisman"), residing at 8934 Kenton Avenue, Skokie, Illinois 60076.

                             W I T N E S S E T H :

     WHEREAS, Weisman has been a shareholder, director and executive officer of the Company for more than five (5) years and has intimate knowledge of the Company's business and customers, as well as the markets in which it operates;

     WHEREAS, pursuant to that certain Stock Redemption Agreement (the "Stock Redemption Agreement"), dated as of the date hereof, by and between Weisman and the Company, Weisman has agreed to sell, transfer, convey, assign and deliver, and the Company has agreed to purchase and accept, all of Weisman's shares of capital stock in the Company provided that Weisman agrees not to thereafter compete with the Company on the terms and conditions hereinafter provided;

     WHEREAS, the Company desires to engage Weisman as a consultant, and Weisman desires to be so engaged by the Company, upon the terms and conditions hereinafter provided; and

     WHEREAS, it is contemplated that contemporaneously with the redemption of Weisman's shares of capital stock in the Company, as provided for in the Stock Redemption Agreement, the following related transactions will also occur: (i) Windmill Marketing Services, Inc. ("Windmill Marketing"), an affiliate of the Company, will purchase and redeem all of Weisman's shares of capital stock of Windmill Marketing, (ii) Windmill Marketing will purchase the business and all or substantially all of the assets of Windmill Natural Vitamin Company, Inc., an Illinois corporation, a majority of whose shares of capital stock are owned by Weisman, (iii) Edward M. Frankel ("Frankel"), the majority shareholder of both the Company and Windmill Marketing, shall purchase Weisman's entire equity interest in Vitareal Associates, L.P., and (iv) Weisman shall purchase all of Frankel's shares of capital stock of E. Burnham, Inc. (the transactions described in clauses (i) through (iv) above shall hereinafter collectively be referred to as the "Related Transactions").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound, agree as follows:

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     1. Consulting Duties.  Weisman shall advise and consult with senior executives, and managerial and supervisory personnel of the Company with respect to the marketing of the Company. All consulting duties shall be performed upon written notice provided by the Company, which notice shall be delivered a reasonable time period before such duties are to be performed, such duties to be performed either via telephone, in Chicago or at such other location as may be agreed to by Weisman.

     2. Time To Be Devoted To The Company; Term of Agreement.

          (a) Weisman shall be available at such times as may reasonably be requested by the Company and agreed to by Weisman. However, both the Company and Weisman recognize that during the term of this Agreement, Weisman may be engaged or employed by other persons as a consultant or in any other capacity, and therefore will have other demands on his professional time.

          (b) The term of this Agreement shall be eight (8) years, commencing on the date hereof.

     3. Compensation; Non-Compete Fee; Certain Covenants.

          (a) Weisman shall receive an aggregate fee in consideration of his consulting services rendered hereunder equal to Eight Hundred Ninety Thousand Dollars ($890,000), of which Two Hundred Forty Thousand Dollars ($240,000) shall be payable on the date hereof for consulting services rendered during the immediately preceding year to the date hereof; Two Hundred Thousand Dollars ($200,000) shall be payable on the first anniversary of the date hereof for consulting services rendered during the immediately preceding year to such anniversary; and One Hundred Fifty Thousand Dollars ($150,000) shall be payable on each of the second through fourth anniversaries of the date hereof for consulting services rendered during the immediately preceding year to each such anniversary.

          (b) Weisman shall receive an aggregate fee (the "Non-Compete Fee") in consideration of his covenant not-to-compete, the terms and conditions of which are set forth in paragraph 5 hereto, equal to Six Hundred Thousand Dollars ($600,000), payable in equal installments of One Hundred Fifty Thousand Dollars ($150,000) on the fifth through eighth anniversaries of the date hereof, together with interest thereon payable quarterly in arrears, commencing with the third month following the month hereof, on the same day of the month as the day hereof (or the last day of the month if there is no corresponding day), at a fluctuating rate per annum equal to the prime or equivalent rate of interest from time to time announced or published by Chemical Bank, N.A., or if the foregoing ceases to exist or ceases to announce or publish a prime or equivalent rate of interest, such other New York money center bank as the Company and Weisman may agree.

          (c) If any amount of the consulting fees which are to be paid to Weisman pursuant to Paragraph 3(a) hereto are not paid when due and such default is not cured within

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     fifteen (15) days after written notice thereof from Weisman to the Company, all amounts which are to be paid pursuant to Paragraph 3(b) hereto, if not yet due, shall at the option of Weisman become due and payable in full immediately without demand or notice to the Company; and if such amount is then due or, at the option of Weisman becomes due and payable in full, thereafter any principal remaining unpaid shall bear interest until such amount is paid in full, at a rate or eighteen percent (18%) per annum, or, if such rate is not lawful with respect to the Company, then at the highest rate allowed by law.

          (d) Weisman shall not be entitled to reimbursement for any expenses which he may incur in connection with the services hereunder, unless such expenses are incurred at the request of the Company and approved in advance in writing by the President of the Company.

          (e) Upon prior written request from Weisman with respect to each fiscal year, the Company hereby agrees to furnish to Weisman, with 120 days after the close of such fiscal year, the unaudited financial statements regularly prepared by the Company's accountants.

     4. Confidentiality. All memoranda, notes, records or other documents made or compiled by Weisman or made available to him during the term of this Agreement concerning the business of the Company shall be the Company's property and shall be delivered to the Company on the termination of this Agreement. Weisman shall not use, for himself or others, or divulge to others, any proprietary or confidential information of the Company obtained by him as a result of his services pursuant to this Agreement. For purposes of this paragraph 4, the term "proprietary or confidential information" shall mean all information which is known only to Weisman or to Weisman and the employees, former employees, consultants or others in a confidential relationship with the Company, which relates to specific matters such as trade secrets, customers, potential customers and vendor lists, marketing strategies, strategic partners or potential strategic partners, pricing and credit techniques, research and development activities, books and records and private processes, as they may exist from time to time, which Weisman may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of the Company or which he may acquire or may have acquired knowledge of during the performance of said work, and which is not known to others, or not readily available to others from sources other than Weisman, or is not in the public domain. In the event of a breach or a threatened breach by Weisman of the provisions of this paragraph 4, the Company shall be entitled to an injunction restraining Weisman from disclosing the aforementioned proprietary or confidential information, and/or from rendering any services to any person, firm, corporation, association or other entity to whom such proprietary or confidential information has been disclosed or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Weisman.

     5. Restrictive Covenants.

          (a) Weisman hereby acknowledges and recognizes the highly competitive nature of the Company's business and, accordingly, agrees that in consideration of the premises

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     contained herein and the Non-Compete Fee to be paid hereunder, he shall not, other than on behalf of the Company or any affiliate of the Company, during the term hereof, and for a period of five years from and after the termination hereof: (i) directly or indirectly engage in any Competitive Activity (as hereinafter defined) within the United States of America, whether such engagement shall be as an officer, director, consultant, agent, lender, shareholder, or other participant; of (ii) assist others in engaging in any Competitive Activity.

          (b) As used herein, the term "Competitive Activity" shall mean (i) the solicitation of purchase orders for vitamins from any retail or wholesale store, outlet or other business, whether through the use of the mails or by any other means, and (ii) the marketing or sale of vitamins to any retail or wholesale store, outlet or other business.

          (c) In the event of a breach or threatened breach by Weisman of the provisions of this paragraph 5, the Company shall be entitled to an injunction restraining him from such breach, since the remedy at law would be inadequate and insufficient. In addition, the Company will be entitled to such damages as it can show it has sustained by reason of such breach, and in its discretion from time to time shall be entitled to withhold, and offset against and deduct from, any remaining payments pursuant to paragraph 3 hereof and paragraph 3 of the Stock Redemption Agreement the amount of such damages. Any party hereto shall be entitled to recover their respective attorneys' fees, client costs and disbursements relating to a dispute over such offset from the other party hereto as the court may determine to be equitable. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.

          (d) Anything herein to the contrary notwithstanding, Weisman shall no longer be bound by any of the restrictions contained herein in the event that (i) the Company defaults in payment of any of its obligations pursuant to the terms hereof or the terms of the Stock Redemption Agreement (or the promissory note executed in connection therewith), and (ii) the default described in paragraph 5(d)(i) is not cured within 30 days after the Company has received written notice of such default from Weisman.

     6. Death or Disability. As an inducement for Weisman to enter into this Agreement, the Company agrees that all amounts payable to Weisman hereunder shall be paid to Weisman, or to Weisman's estate in the event of his death, notwithstanding his disability or death, and neither Weisman nor the estate of Weisman shall be required to repay any amount paid to Weisman prior to Weisman's death or disability.

     7. Scope of Agreement. Weisman understands and agrees that he is not authorized to enter into any binding agreement, accept any orders for products or otherwise bind the Company to any obligation of any nature whatsoever. Weisman is an independent contractor hereunder, not an employee of the Company, and shall have no rights of an employee hereunder.

     8. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if in writing and

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delivered personally or sent by telefacsimile, registered or certified mail
(postage prepaid, return receipt requested) or overnight courier to the parties at the following addresses:

        (a) If to the Company, to:

          Garden State Nutritionals, Inc.
          100 Lehigh Drive
          Fairfield, New Jersey 07006
          Attention: Edward M. Frankel, President
          Telecopier: (201) 575-6782

          with copies to:

          Morrison Cohen Singer & Weinstein
          750 Lexington Avenue
          New York, New York 10022
          Attention: Stephen A. Cohen, Esq.
          Telecopier: (212) 735-8708

        (b) If to the Weisman, to:

           Mr. Earl Weisman
           8934 Kenton Avenue
           Skokie, Illinois 60076
           Telecopier: (708) 498-8978

           with copies to:

           Fred Carman, Esq.
           350 Pfingten Road
           Suite 104
           Northbrook, Illinois 60062-2032
           Telecopier: (708) 498-8978

or to such other persons or at such other addresses or telecopier locations as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

     9. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

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     10. Assignment.  The parties acknowledge the personal nature of the services to be rendered hereunder and each agrees that the rights and obligations of the parties to this Agreement may not be assigned by either party.

     11. Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and arrangements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

     12. Governing Law; Convenience of Forum; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The parties to this Agreement, acting for themselves and for their respective beneficiaries, heirs, successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters involving money damages and arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the state of Illinois located in Cook County, and/or the United States District Court for the same location, in respect of any matter involving money damages and arising under this Agreement. All other matters arising under this Agreement, including those involving equitable remedies sought by either party hereto, shall be brought exclusively in courts of the State of New York located in New York City, and/or the United States District Court for the Southern District of New York, and the parties hereto, acting for themselves and for their beneficiaries, heirs, successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect such forum as the sole judicial forum for the adjudication of all such matters, and consent and subject themselves to the jurisdiction of such courts. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in paragraph 8 hereof.

     13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     14. Severability of Provisions. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision of this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the

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operation of such provisions of this Agreement in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Agreement is too broad to permit enforcement thereof to its fullest extent in any jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law in such jurisdiction, and Weisman hereby consents and agrees that such scope may be judicially modified accordingly in any such jurisdiction in any proceeding brought to enforce such restriction.

     15. Titles and Headings. The Paragraph headings in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any term or provision hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

                                          GARDEN STATE NUTRITIONALS, INC.

                                          By:     /s/  EDWARD M. FRANKEL

                                            ------------------------------------
                                                     Edward M. Frankel
                                                         President

                                          By:       /s/  EARL WEISMAN

                                            ------------------------------------
                                                        Earl Weisman

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